Exhibit (a)(1)(D)
What Number to Give the Paying Agent
     The Holder is required to give the Paying Agent his, her or its TIN (e.g., Social Security number or Employer Identification Number). If the Securities are held in more than one name or are held not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.
PAYER’S NAME: The Bank of New York Mellon Corporation

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX TO THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	____________________ Social Security or
____________________ Employer Identification Number

Part 2 — Certification — Under penalties of perjury, I certify that:

Department of the Treasury Internal Revenue Service	(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Payer’s Request for Taxpayer Identification Number (TIN)	Certificate instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).	Part 3 Awaiting TIN ☐

Signature
Name
	Address	(Please Print)
Date
NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY GROSS PAYMENTS MADE TO YOU PURSUANT TO THE OPTION. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me thereafter will be withheld.

Signature _____________________________________________	Date , 2008

Name (please print)

IMPORTANT: The Repurchase Notice must be received by the Paying Agent at the address set forth on the first page of the Repurchase Notice no later than 5:00 p.m., New York City time, on August 14, 2008. Payment of the Repurchase Price with respect to Securities subject to a valid and timely Repurchase Notice will not be made until the Paying Agent receives the Securities or confirmation of book-entry transfer of the Securities and all other required documents.